Exhibit 23.4

03 7050 8088 PO BOX 238 Watsonia VIC 3087 Suite 128, Waterman Richmond Level 1 East, 678 Victoria St Richmond VIC 3121

lamco.au

Our Ref: HL:24611

4 August 2025
Voltage X Limited

Suite 1, Level 2, 34 Queens Street

Melbourne VIC 3000

Re: Registration Statement on Form 1 of Voltage X Limited

Dear Sirs,

1.	We have acted as Australian counsel to Voltage X Limited (the “Company”), a Cayman Islands company, in connection with its filing of a registration statement on Form F-1 (the “Registration Statement”), with the United States Securities and Exchange Commission (the “Commission”), under the United States Securities Act of 1933 (the “Securities Act”) , as amended to date in relation to the offer of a certain number of the Company’s Class A ordinary shares with a par value of US$0.000001 per share (the “Class A Ordinary Shares”), particularly in respect of the Company’s subsidiary, Voltage X Australia Pty Ltd (“VX Australia”), a company incorporated under the laws of Australia.

2.	We hereby consent the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

3.	This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, or for any other reason. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the Registration Statement and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Kind Regards

/s/ Lamco AU
Lamco AU

Limited by a scheme approved under Professional Standards Legislation.